Exhibit 99.1

TOLEDO, Ohio, January 2, 2025 /PRNewswire/ — Welltower Inc. (NYSE: WELL) today announced executive and senior leadership team promotions to further solidify its best-in-class team and to strengthen the Company’s long-term growth prospects.

“The transformation of Welltower and the progress we have made over the past decade would not have been possible without the dedication, contribution and impact of the individuals being recognized today,” said Shankh Mitra, Welltower’s Chief Executive Officer. “These promotions reflect their exceptional leadership as they embody the unique culture we have created. The cultivation of the next generation of talent at the firm will add further duration to our dogged pursuit of long-term compounding of per share growth for our owners.” Mr. Mitra added, “All of these individuals have been instrumental in creating what is known today as Welltower by laying one airtight brick at a time with an outsider mindset. Nikhil, Tim, Matt and John Olympitis are part of the original team who started this transformational journey with me almost a decade ago. Eddy, Patrick and John Burkart subsequently joined us as we disrupted our company from within to the next iteration. But all of them share two rare genetic qualities: a ‘delayed gratification gene’ referring to their instinctive bias towards sacrificing an immediate reward for a much larger gain tomorrow and a ‘fiduciary gene’ representing their innate desire to put the interests of our owners ahead of their own. I am humbled every day by their unwavering commitment to the long-term success of our Company.”

John Burkart has been appointed Vice Chairman & Chief Operating Officer after previously serving as Executive Vice President – Chief Operating Officer. Prior to joining Welltower in 2021, Mr. Burkart spent 25 years at Essex Property Trust (NYSE: ESS), a best-in-class multifamily REIT, most recently serving as Senior Executive Vice President and Chief Operating Officer. During his tenure at Welltower, Mr. Burkart has made tremendous strides in driving structural overhaul for our Company through the creation of a first-in-kind operating platform within the seniors housing industry. Importantly, the platform will serve to meaningfully improve and enhance the customer and site level employee experience through the modernization and digital transformation of the business. Mr. Burkart has also sustained the Company’s track record of delivering industry-leading operating results through a range of asset management and capital management initiatives which will further amplify Welltower’s future operating success. Mr. Burkart holds a BS in Finance from San Jose State University and an MBA in Real Estate from Golden Gate University.

Nikhil Chaudhri was appointed Co-President & Chief Investment Officer after previously serving as Executive Vice President – Chief Investment Officer. Mr. Chaudhri joined Welltower as an associate nearly 10 years ago before being named Co-Head of US Investments in 2020 and CIO in 2023. Following his appointment as CIO, Mr. Chaudhri has overseen approximately $11 billion of global capital deployment across all property types and up and down the capital stack. Mr. Chaudhuri also leads our industry-leading talent recruitment, training and development, and management program. Mr. Chaudhri holds an MBA from Columbia Business School and a BSE in computer science engineering from the University of Michigan and is a CFA charterholder.

Tim McHugh was appointed Co-President & Chief Financial Officer after previously serving as Executive Vice President – Chief Financial Officer. Mr. McHugh joined Welltower in 2016 and assumed increasing levels of responsibility before being appointed CFO in 2019. In recent years, Mr. McHugh has led an unparalleled strengthening of the Company’s balance sheet, with Welltower currently maintaining exceptional levels of liquidity and the strongest leverage metrics amongst all large cap REITs. He will continue to lead the Company’s corporate finance, capital markets, financial planning and analysis, budgeting, capital planning, tax and financial accounting functions. Mr McHugh will also partner with John Burkart to further accelerate the buildout of our operating platform. Mr. McHugh holds a BS in Finance and a minor in Technology and Management from the University of Illinois at Urbana-Champaign and is a CFA charterholder.

Matthew McQueen has been appointed Chief Legal Officer after previously serving as Executive Vice President – General Counsel. Mr. McQueen joined Welltower in 2015 and has been instrumental in Welltower’s growth over the past decade, providing critical guidance on a range of complex global transactions, overall strategic direction, and human capital. He is also deeply involved in the Company’s capital markets activities, risk management of the firm, and oversees all governance related matters. Prior to Welltower, Mr. McQueen served as a partner at Sidley Austin LLP within the Corporate & Securities group. Mr. McQueen holds a BA in English and History from Indiana University and earned his JD from the University of Michigan.

John Olympitis has been promoted to Executive Vice President – Head of Corporate Development after previously serving as Senior Vice President – Head of Corporate Development. Mr. Olympitis joined Welltower in 2015 as a senior analyst within the corporate finance group and, following proven success, assumed responsibility for originating development and acquisition transactions across all asset classes. He now leads the Company’s business development and relationship management functions, serving at the forefront of Welltower’s most important operating partner relationships. Mr. Olympitis graduated with honors from University College London (UK).

Edward Cheung has been promoted to Executive Vice President – International Investments after previously serving as Senior Vice President – International Investments. Mr. Cheung joined Welltower in 2019 and oversees the Company’s offices in Toronto and London. He is responsible for the transformation and substantial growth of Welltower’s Canada and UK businesses, through numerous value-enhancing transactions across the capital stack. Prior to joining Welltower, Mr. Cheung served as Managing Partner at Brookfield Financial, a Brookfield Company (NYSE: BAM) with a focus on structured finance and M&A advisory. Mr. Cheung holds an MBA from INSEAD and graduated from the University of Waterloo (Canada) with a degree in Systems Design Engineering.

Patrick Keppenne has been promoted to Senior Vice President – Investments and a member of the Company’s senior leadership team. Since joining Welltower as an associate in 2018 and most recently as Vice President – Investments, Mr. Keppenne has led many of the Company’s most critical equity, debt, and mezzanine transactions spanning the seniors housing, wellness housing and post-acute sectors. Prior to joining Welltower, Mr. Keppenne served as an as an associate in the Real Estate and Finance division at DLA Piper LLP. Mr. Keppenne earned his JD from Maastricht University (Netherlands) and MBA from Columbia Business School.

Mr. Mitra added, “While we are proud of our accomplishments and track record under the current management team, there is no complacency at Welltower and our journey is just getting started. Our world-class team is all-in and we continuously seek to optimize growth within our existing businesses, evaluate new ventures and business opportunities, and pursue investments with superior returns, lower risk, and long duration.

As one of the most prolific investors in the aging demographic trend that is unfolding in the macrocosm of our society across the US, UK, and Canada, we are also acutely aware of the current and upcoming wave of retirements within leadership positions across preeminent public and private real estate institutions, a microcosm of this broader demographic trend. Welltower prides itself on recruiting, nurturing, and developing top-tier talent, allowing our team members to attain a wide-range of experience and great track records, making them among the most sought-after leaders within the real estate sector.

Through today’s promotions, we are not only recognizing and retaining our most valued team members, but also taking the first step of creating significant opportunities for growth and advancement of the next generation of leadership at Welltower beyond the current executive team. While we remain extraordinarily excited about our growth prospects in the coming years, we are also committed to ensuring the Company’s continued success decades from now.”

Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “believe,” “expect,” “project” or similar expressions that do not relate solely to historical matters, the Company is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, health emergencies (such as the COVID-19 pandemic) and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.